                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant                      / /

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                     / /  Confidential, for Use of Commission Only (as
/X/  Definitive Proxy Statement                           permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           NATIONAL RECORD MART, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

- ----------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- ----------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

- ----------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- ----------------------------------------------------------------------------
     (5) Total fee paid:

- ----------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     ------------------------------

     (2) Form, Schedule or Registration No.:
     ------------------------------

     (3) Filing Party:
     ------------------------------

     (4) Date Filed:
     ------------------------------

                                      LOGO

                           NATIONAL RECORD MART, INC.
                               507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106

                            ------------------------

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS--SEPTEMBER 18, 1996

     Notice is hereby given of the Annual Meeting of Stockholders of National Record Mart, Inc. (the "Company"), which will be held at One PNC Plaza, Fifth and Wood Streets, 16th Floor, Pittsburgh, Pennsylvania 15265, at 9:30 a.m. on Wednesday, September 18, 1996, for the following purposes:

          (1) To elect four directors of the Company to serve until the next annual meeting and until their successors are chosen and qualified;

          (2) To ratify the appointment of Ernst & Young as independent auditors of the Company for the fiscal year ending March 29, 1997; and

          (3) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Only stockholders of record at the close of business on July 29, 1996 are entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote shall be available during the period of ten (10) days prior to the date of the Annual Meeting for examination by any stockholder, for any purpose germane to the Annual Meeting during ordinary business hours at 507 Forest Avenue, Carnegie, Pennsylvania.

     Your vote is important. A proxy and return envelope are enclosed for your convenience. Please complete and return your proxy card as promptly as possible.

                                               By Order of the Board of
                                               Directors,

                                               LYNDA J. HUFFMAN
                                               Secretary
August 13, 1996

     IMPORTANT: YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY. A RETURN ENVELOPE REQUIRING NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE. PROMPT RETURN OF THE PROXY WILL ASSURE A QUORUM AND SAVE THE COMPANY UNNECESSARY EXPENSE. YOUR PROXY MAY BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

August 13, 1996

                           NATIONAL RECORD MART, INC.
                               507 FOREST AVENUE
                          CARNEGIE, PENNSYLVANIA 15106

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 18, 1996

                              GENERAL INFORMATION

     This Proxy Statement is furnished to the stockholders of National Record Mart, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on September 18, 1996 and any adjournments thereof. A copy of the Notice of Annual Meeting of Stockholders accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement and the form of proxy will commence on August 14, 1996. The 1996 Annual Report to Stockholders (which does not form a part of the proxy solicitation material), including the financial statements of the Company for the fiscal year ending March 30, 1996 ("Fiscal Year 1996"), is enclosed herewith.

                            SOLICITATION OF PROXIES

     The shares represented by any Proxy given pursuant to this solicitation will be voted at the Annual Meeting and, if a choice is specified on the Proxy, will be voted in accordance with such specification. In the event no choice is specified on the Proxy, the shares represented by such Proxy will be voted FOR the nominees for directors set forth herein and FOR the ratification of the appointment of Ernst & Young as independent auditors. So far as is presently known, there is no business to be transacted at the Annual Meeting other than that referred to in the Notice of Annual Meeting of Stockholders and described herein and it is not anticipated that other matters will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors or as auditors should decline or be unable to serve, the persons named in the Proxy will vote on the same in accordance with their discretion. Shares which are present, or represented by a proxy, at the Annual Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote ("abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote ("broker non-votes"). However, if a broker or nominee limits on the proxy card the number of shares voted or indicates that the shares represented by a proxy card are not voted, such "non-votes" will not be voted and will not be counted as affirmative votes.

     A Proxy may be revoked by the person giving it before it is voted by (i) delivering to the Secretary of the Company, at the address listed at the beginning of this Proxy Statement, a written notice of revocation which must be signed in exactly the same manner as the Proxy, (ii) filing with the Secretary of the Company a duly executed Proxy which bears a later date or (iii) delivering the signed, written revocation to the Inspector of Elections at the Annual Meeting. Revocations and subsequent Proxies will be honored only if received at the Company's offices on or before September 11, 1996 or delivered to the Inspector of Elections at the Annual Meeting prior to the convening thereof. Presence at the Annual Meeting alone will not revoke the Proxy.

                         QUORUM AND TABULATION OF VOTES

     The Bylaws of the Company provide that a majority of the shares of Common Stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting of Stockholders of the Company. Votes at the Annual Meeting will be tabulated by the Secretary of the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered as present at the Annual Meeting for purposes of determining a quorum.

                               VOTING SECURITIES

     The Company has only one class of voting securities, its Common Stock, par value $.01 per share (the "Common Stock"). As of the close of business on the record date, July 29, 1996, 5,037,916 shares of Common Stock were outstanding. Each stockholder of record at the close of business on July 29, 1996 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented to the meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as to the beneficial ownership of the Common Stock by (i) each director of the Company and each executive officer listed in the Summary Compensation Table, (ii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iii) all directors and executive officers of the Company as a group. The information in the table and the related footnotes pertaining to directors and executive officers is based upon data furnished to the Company by or on behalf of such persons. Unless otherwise indicated, each of the following stockholders has sole voting and sole investment power with respect to the shares beneficially owned by such stockholder.

                                                               SHARES BENEFICIALLY OWNED
                                                               --------------------------
      NAME AND ADDRESS                                           NUMBER           PERCENT
      ----------------                                         ----------         -------
      William A. Teitelbaum (1)                                 1,147,340          22.77%
      Theresa Carlise (2)                                           4,000              *
      Irwin B. Goldstein (2)                                        4,900              *
      Samuel S. Zacharias (2) (3)                                  98,960           1.96%
      Michele A. Teitelbaum (4)                                   309,800           6.15%
      16 Carlisle Drive
      Old Brookville, NY 11545
      All executive officers and directors as a group           1,269,450          25.20%
        (6 persons)

- ---------

* Less than 1%

(1) Address is 16 Carlisle Drive, Old Brookville, New York 11545. Includes 181,042 shares held by the National Record Mart, Inc. Profit Sharing Plan and Trust of which Mr. Teitelbaum is trustee and as to which shares Mr. Teitelbaum has voting and investment power. Also includes 28,500 shares held by Remsen Partners, Ltd., an affiliate of Mr. Teitelbaum. Excludes 309,800 shares owned by Mr. Teitelbaum's wife as to which shares Mr. Teitelbaum disclaims beneficial ownership.

(2) Address is c/o the Company, 507 Forest Avenue, Carnegie, Pennsylvania 15106.

(3) Represents shares held by REALSEARCH AG and Three Rivers Energy Corporation, affiliates of Mr. Zacharias.

(4) Does not include shares held by her husband, William A. Teitelbaum, as to which shares Mrs. Teitelbaum disclaims beneficial ownership.

                              PROXY PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     At the Annual Meeting, four directors will be elected to hold office (subject to the Company's Bylaws) until the next Annual Meeting of Stockholders and until his or her respective successor has been elected and qualified. Directors of the Company will be elected by a plurality vote of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting.

     If any nominee listed below should become unavailable as a candidate for any reason, which management does not anticipate, the Proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting or, if no substitute is selected by the Board of Directors, for a motion to reduce the number of directors to the number of nominees available. The information concerning the nominees has been furnished by them to the Company. Each nominee has consented to being named a nominee for director and has agreed to serve if elected. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOUR PERSONS NOMINATED TO THE BOARD OF DIRECTORS.

     The following table sets forth certain information concerning the nominees, all of whom are presently directors of the Company.

                                          DIRECTOR
    NAME, AGE                              SINCE                    POSITION
    ---------                             --------                  --------
    William A. Teitelbaum, 46               1986       Chairman, President, Chief
                                                       Executive Officer and Director
    Theresa Carlise, 37                     1993       Senior Vice President, Chief
                                                       Financial Officer and Director
    Samuel S. Zacharias, 53                 1993       Director
    Irwin B. Goldstein, 67                  1993       Director

     Mr. Teitelbaum has served as Chairman of the Company since 1986 and has served as President and Chief Executive Officer since 1991. He also served as Vice President and Treasurer from 1986 to 1991. From 1980 to 1985, he was a partner of Bear Stearns & Co. In addition, since 1985 Mr. Teitelbaum has been the sole shareholder and Chairman of Remsen Partners, Ltd., a New York investment firm.

     Ms. Carlise joined the Company in July 1986 as a financial systems consultant in connection with the establishment of an automated accounting system and subsequently became Controller of the Company in 1987. She served as Vice President of Finance of the Company from April 1990 to April 1993, when she became Senior Vice President, Chief Financial Officer and a director.

     Mr. Zacharias has been President and a senior partner of Gateway Financial Group, Inc., an insurance consulting and merchant banking firm, since 1983. Mr. Zacharias also has served as President and a director of Realsearch International, Ltd., an investment banking firm, since 1979. Mr. Zacharias has served as a director of the Company since January 1993.

     Mr. Goldstein was Senior Vice President--Credit for Warner Elektra Atlantic Corp. from 1985 until his retirement in 1992. From 1977 to 1985, Mr. Goldstein served in various positions at Warner Elektra Atlantic Corp., including Vice President and Director of Credit. Mr. Goldstein has served as a director of the Company since September 1993.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     In Fiscal Year 1996, the Board of Directors met once and also acted on three occasions by unanimous written consent. In Fiscal Year 1996, none of the directors attended fewer than 75% of aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board upon which such director served.

     The Board of Directors of the Company has established an Audit Committee and a Compensation and Stock Option Committee. The Audit Committee, comprised of Messrs. Goldstein and Zacharias, oversees actions taken by the Company's independent auditors and reviews the Company's internal controls. The Compensation and Stock Option Committee, comprised of Mr. Zacharias, reviews the compensation of the Company's officers and administers the Company's 1993 Stock Option Plan and 1993 Non-Employee Director Stock Option Plan. The Audit Committee met twice in Fiscal Year 1996 and the Compensation Committee met once.

     Compensation Committee Interlocks and Insider Participation. As stated above, the Compensation and Stock Option Committee consists of Mr. Zacharias. During Fiscal Year 1996, no executive officer served on a compensation committee (or other board committee performing equivalent functions) or board of directors of an entity related to any member of the Board of Directors.

     Cash Compensation. Directors who are employees of the Company do not receive a retainer or fees for attending meetings of the Board of Directors or meetings of committees of the Board. Non-employee directors of the Company receive as compensation for their services to the Company, in addition to reimbursement for out-of-pocket expenses in connection with attending Board meetings, an annual fee of $5,000, payable in quarterly installments and a meeting fee of $1,000 for each regularly scheduled meeting day and $500 for any committee meeting attended.

     Non-Employee Director Stock Option Plan. In May 1993, the Board of Directors adopted the National Record Mart, Inc. 1993 Non-Employee Director Stock Option Plan (the "Directors Plan"), which was approved by the Stockholders of the Company on June 3, 1993. The Directors Plan provides for the grant of options to purchase Common Stock to those directors who are neither employees nor former employees of the Company.

     Options to purchase up to 15,000 shares of Common Stock may be granted under the Directors Plan. Shares issued upon exercise of options granted under the Directors Plan may be authorized but unissued shares, shares repurchased and held in treasury by the Company or a combination thereof. Each option vests over a five-year period with one-fifth of the option shares vesting on each of the first through fifth anniversaries of the date of the grant. The exercise price of options granted under the Directors Plan is the fair market value (as determined pursuant to the Directors Plan) of the Common Stock on the date of grant of the option (except that, in the case of the initial grant of options in fiscal 1994, the exercise price is $7.50 per share). Options granted under the Directors Plan may be exercised by a participant by giving written notice to the Company and by paying the exercise price in cash or by surrendering other shares of Common Stock with a market value equal to the exercise price.

     The Directors Plan will terminate on the tenth anniversary of its effective date, subject to earlier termination by the Board of Directors. The Board of Directors has the authority to amend or terminate the Directors Plan at any time without approval, except for certain amendments which require stockholder approval. Amendments requiring stockholder approval include amendments which would materially increase the benefits accruing to participants, materially increase the number of securities which may be issued under the Directors Plan or materially modify the requirements as to eligibility for participation in the Directors Plan. In addition, no action by the Board of Directors or the Stockholders with respect to the Directors Plan may alter or impair any option previously granted without the participant's consent.

     Vested options granted under the Directors Plan must be exercised within ten years from the date of grant. In the event of a participant's termination of membership on the Board of Directors, the participant will have three months to exercise any vested options then outstanding. In the case of termination of membership on the Board of Directors for disability or death of the participant, the participant or his or her estate or beneficiary (as applicable) will have twelve months to exercise any vested options. In the event of a "change in control" (as defined in the Directors Plan) involving the Company, all options then outstanding, including options which have not yet vested, will be deemed to vest immediately upon occurrence of the event constituting the change in control.

     As of March 30, 1996, the two non-employee directors of the Company as a group had received options to purchase a total of 10,000 shares. Such options had no aggregate value as measured by the differences between the closing price of the Common Stock on the NASDAQ National Market System as of March 30, 1996 ($1.125 per share) and the exercise price of the options ($7.50 per share). Executive officers, directors who are employed by the Company and other employees of the Company are not eligible to receive any grant of options under the Directors Plan.

                      EXECUTIVE OFFICERS AND COMPENSATION

     The Company's executive officers, other than Mr. Teitelbaum and Ms. Carlise, are identified below.

     Larry Mundorf, age 48, joined the Company in January of 1996 as Executive Vice President and Chief Operating Officer. Mr. Mundorf spent 23 years with Camelot Music, Inc., rising through the ranks to Senior Vice President of Operations and Director. In 1991, he joined manufacturer Alpha Enterprises, located in Canton, Ohio, a supplier to the music and video industry, as Vice President of Marketing until 1995.

     George Balicky, age 46, is Vice President--Merchandising. Mr. Balicky has served the Company in various capacities since 1970, including Director of Advertising, Director of Store Operations and Vice President of Merchandising. He is a member of the Retailers Advisory Board of the National Association of Recording Merchandisers. He has been Vice President--Merchandising since 1985.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information regarding the annual and long-term compensation paid by the Company during Fiscal Year 1996, 1995 and 1994 to the Chairman, President and Chief Executive Officer of the Company. There was no other executive officer of the Company whose total annual compensation during Fiscal Year 1996 was at least $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                ANNUAL COMPENSATION                   AWARDS
                                           ------------------------------         ---------------
                                FISCAL                     OTHER ANNUAL               OPTIONS
NAME AND PRINCIPAL POSITION      YEAR       SALARY        COMPENSATION(1)         (NO. OF SHARES)
- ---------------------------     ------     --------       ---------------         ---------------
William A. Teitelbaum            1996      $225,000           $ 4,840                      --
  Chairman, President, Chief     1995      $225,000           $ 4,190                      --
  Executive Officer and          1994      $225,000                --                 200,000
     Director

- ---------

(1) Amount represents premiums paid for by the Company for insurance, pursuant to the terms of Mr. Teitelbaum's employment agreement, discussed below in "Certain Relationships and Related Transactions." Except as otherwise noted, no other compensation was paid during Fiscal Year 1996 (except for perquisites and other personal benefits, the amount of which was less than 10% of the officer's total compensation).

OPTION EXERCISES IN FISCAL YEAR 1996 AND 1996 FISCAL YEAR-END VALUES

     The following table sets forth as to the person named in the Summary Compensation Table information with respect to (i) the number of shares received upon the exercise of options, (ii) the aggregate dollar value realized upon exercise, (iii) the total number of shares underlying unexercised options held at the end of Fiscal Year 1996 and (iv) the aggregate dollar value of in-the-money unexercised options held at the end of Fiscal Year 1996.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                            AND FY-END OPTION VALUES

                                                                                             VALUE OF
                                                            NUMBER OF SECURITIES            UNEXERCISED
                                                                UNDERLYING                 IN-THE-MONEY
                                                               UNEXERCISED                  OPTIONS AT
                           SHARES                            OPTIONS AT FISCAL            FISCAL YEAR-END
                         ACQUIRED ON      VALUE                YEAR-END (#)                   ($)(1)
NAME                    EXERCISE (#)   REALIZED ($)     (EXERCISABLE/UNEXERCISABLE) (EXERCISABLE/UNEXERCISABLE)
- ----                    -------------  ------------     --------------------------- ---------------------------
William A. Teitelbaum         0             $0               20,000/180,000            $20,500/$184,500

- ---------

(1) Based on the closing price per share of the Common Stock on the NASDAQ National Market System as of March 30, 1996, minus the exercise price per share, multiplied by the number of shares obtainable upon exercise of such options.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Stock Performance Graph on page 8 shall not be incorporated by reference into any such filings.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

To: The Board of Directors

     The Compensation Committee of the Board of Directors of National Record Mart, Inc. (the "Company") is responsible for establishing the policies and programs which determine the compensation of the Company's Chief Executive Officer and other executive officers. The Committee reviews with the Board, in detail, all aspects of compensation for such officers. The Committee is also responsible for administering and granting stock options pursuant to the Company's 1993 Stock Option Plan. No member of the Committee is a former or current officer or employee of the Company.

     Base Salaries and Bonuses. Except as provided below, the base salaries and bonuses of the executive officers for each fiscal year are established by the Board of Directors upon recommendation of the Committee. Base salary is determined at the beginning of each fiscal year and bonuses, if any, are awarded after the financial results for the fiscal year have become available.

     Base salary depends primarily on the office and responsibilities of the executive officer and is reviewed annually. Increases are normally affected by the Company's financial performance. Mr. Teitelbaum's base salary for the 1996 fiscal year was specified under his five year employment agreement with the Company, dated April 1, 1993, described in the Company's proxy statement. That agreement establishes Mr. Teitelbaum's base salary at $225,000 per year. Two other executive officers entered into employment agreements with the Company in calendar year 1996.

     As to bonuses, it is a basic philosophy of the Committee that executive officers should have a meaningful portion of their total compensation tied to the profitability of the Company. Accordingly, financial results for the fiscal year in question are a primary consideration, but other factors have significance as well including the individual performance of each officer. Under the terms of his employment agreement, Mr. Teitelbaum is entitled to bonus compensation in an amount equal to 4% of the increase (if any) in the Company's "pre-tax operating income" over the prior year. No such bonus was paid in fiscal 1996 or 1995.

     Stock Options. Stock options are granted by the Committee pursuant to the Company's 1993 Stock Option Plan and are the principal form of long-term compensation presently received by the Company's executive officers. The Committee views stock options as particularly beneficial long-term incentives because such options aid in tying the interests of the executives with those of the stockholders. The decisions of the Committee with respect to stock options are based upon each individual's job level and performance.

                                        Compensation Committee
                                        Samuel S. Zacharias
                                        June 21, 1996

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Teitelbaum Loans. As of June 14, 1996, Mr. Teitelbaum and an affiliated company were indebted to the Company for approximately $346,162; the maximum amount of such indebtedness outstanding during Fiscal Year 1996 was approximately $394,682. The indebtedness consists primarily of a loan made to Mr. Teitelbaum and reimbursement due to the Company from the affiliated company for certain insurance premiums, each bearing interest at prime plus 1 1/2%, and a federal withholding tax payment required to be remitted by the Company in 1995 on certain compensation paid to Mr. Teitelbaum in prior years, as to which compensation Mr. Teitelbaum had previously paid the applicable tax, repayable upon Mr. Teitelbaum's receipt of a refund for such tax.

     Employment Agreement. William A. Teitelbaum has an employment agreement with the Company for an initial term of five years commencing on April 1, 1993. Such term is automatically renewed for the third calendar year thereafter on April 1, 1996 and each anniversary of such date unless either party elects to terminate such automatic renewal. The agreement provides for an annual base salary of $225,000 commencing on June 27, 1993, with annual cost of living increases or other merit increases approved by the Board of Directors plus a bonus equal to four percent of the increase in the Company's pre-tax operating income from the prior fiscal year, subject to a maximum bonus equal to his base salary. Pursuant to the agreement, the Company has purchased $5.0 million of life insurance for which Mr. Teitelbaum may designate the beneficiary. The agreement prohibits Mr. Teitelbaum from competing with the Company during his employment and for a period equal to the greater of (i) two years after his termination for proper cause or (ii) the period of time during which he is receiving payments from the Company pursuant to the agreement. The agreement requires the Company to pay Mr. Teitelbaum an amount equal to 2.99 times his "base amount" (as defined by the Internal Revenue Code) if, following a change in control of the Company, the agreement is terminated by Mr. Teitelbaum, provided the Company achieves certain minimum stockholder investment returns, by Mr. Teitelbaum. Under his employment agreement, Mr. Teitelbaum is entitled to fringe benefits including vacation and health insurance pursuant to the compensation policies and practices of the Company, as well as an automobile and reimbursement for expenses reasonably incurred by Mr. Teitelbaum in connection with the performance of his services to the Company. Mr. Teitelbaum is also entitled to such supplementary retirement benefits, if any, as may be provided by any plan or plans hereafter established by the Company. The agreement provides that Mr. Teitelbaum will devote a substantial majority of his working time as a full-time officer of the Company, although it permits him to engage in non-competitive business activities.

     The Company believes that each of the transactions and agreements above contains terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms' length basis.

STOCK PERFORMANCE GRAPH

     The following graph compares the monthly cumulative total stockholder return on the Company's Common Stock during the period from August 5, 1993 (the date on which the Company's stock first traded on the NASDAQ National Market System) to March 30, 1996 with the monthly cumulative total stockholder return during such period on stocks included in (a) the NASDAQ Composite Index and (b) an index of peer issuers in the Company's industry (the "Peer Group Index") made up of the Company, Spec's Music, Inc., Trans World Entertainment Corp., and Musicland Stores Corp., weighted for market capitalization as of the beginning of the period presented. The information presented in the graph assumes that $100 was invested on August 5, 1993 in the Company's stock, the NASDAQ Composite Index and the Peer Group Index and that all dividends were reinvested.

                           32-MONTH CUMULATIVE RETURN

                                  NATIONAL           NASDAQ
      MEASUREMENT PERIOD         RECORD MART,       COMPOSITE
    (FISCAL YEAR COVERED)            INC.            INDEX        PEER GROUP
AUG                                 100             100             100
SEP                               83.31          102.96          106.39
OCT                               93.31          105.29          128.25
NOV                               94.11          102.15          123.16
DEC                               97.44          105.00          142.15
JAN 94                            83.31          108.18          122.45
FEB                               69.98          107.20          116.98
MAR                               73.32          100.60          122.30
APR                               63.32           99.30          119.17
MAY                               59.99           99.54          106.66
JUN                               53.32           95.92           97.73
JUL                               68.32           97.89           99.06
AUG                               53.32          104.13          104.00
SEP                               66.65          103.86           94.63
OCT                               66.65          105.87           91.67
NOV                               53.32          102.34           82.57
DEC                               46.66          102.66           65.25
JAN 95                            41.66          103.23           53.98
FEB                               39.37          108.96           62.58
MAR                               34.99          112.13           57.63
APR                               29.99          117.50           57.09
MAY                               29.99          120.54           55.90
JUN                               31.66          130.33           57.99
JUL                               33.33          139.89           57.73
AUG                               31.66          142.72           54.56
SEP                               36.66          146.01           51.18
OCT                               31.66          145.18           39.99
NOV                               21.66          148.57           36.53
DEC                               12.70          147.74           25.36
JAN 96                            16.66          148.41           22.23
FEB                               26.66          154.07           20.71
MAR                               15.00          154.59           26.40

                              PROXY PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Company's independent auditors for Fiscal Year 1996 were Ernst & Young, independent public accountants. On July 31, 1996, the Board of Directors appointed Ernst & Young to audit the books and records of the Company for the fiscal year ended March 29, 1997. Although the submission of this matter to the stockholders is not required by law, the Board of Directors desires to obtain the stockholders' ratification of such appointment. A resolution ratifying the appointment will be offered at the Annual Meeting. If the resolution is not adopted, the adverse vote will be considered as direction to the Board to select other auditors for the following year.

     It is expected that a representative of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions and to make a statement if the representative so desires.

     Ratification requires the affirmative vote by holders of at least a majority of the shares voting on such matter. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 1997.

                            EXPENSES OF SOLICITATION

     The costs of this solicitation have been, or will be, borne by the Company. In addition to the use of the mails, proxies may be solicited by the Company's directors, officers and employees, without extra compensation, by personal interview, telephone and telegram. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

                           ANNUAL REPORT ON FORM 10-K

     UPON WRITTEN REQUEST OF ANY STOCKHOLDER SOLICITED HEREBY, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 30, 1996. REQUESTS SHOULD BE DIRECTED TO LYNDA J. HUFFMAN, 507 FOREST AVENUE, CARNEGIE, PENNSYLVANIA 15106. ANY BENEFICIAL OWNER SHOULD INCLUDE A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE HE OR SHE IS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE.

                         STOCKHOLDER PROPOSALS FOR 1997

     In order for any stockholder proposal to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to the Annual Meeting of Stockholders to be held in 1997, the same must be received by the Company at its principal executive offices no later than April 16, 1997.

                                        By Order of the Board of Directors,

                                             /s/  LYNDA J. HUFFMAN

                                               Lynda J. Huffman
                                                    Secretary

                           NATIONAL RECORD MART, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

One PNC Plaza, Fifth and Wood Streets, 16th Floor, Pittsburgh, Pennsylvania
             WEDNESDAY, SEPTEMBER 18, 1996 - 9:30 a.m. (LOCAL TIME)

The undersigned stockholder of NATIONAL RECORD MART, INC. (the "Company") does hereby appoint William A. Teitelbaum and Theresa Carlise, or either of them acting individually, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Stockholders of the Company, to be held September 18, 1996 (the "Annual Meeting"), and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set out on the reverse side of this card and described in the Proxy Statement and, in their discretion, on any business which may properly come before the Annual Meeting.

The undersigned stockholder hereby also revokes all previous proxies for the Annual Meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated August 13, 1996, and the Annual Report to Stockholders for 1996.

You are urged to promptly return this proxy in the enclosed envelope whether or not you expect to attend the Annual Meeting in person so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Meeting.

The shares represented by this proxy will be voted as directed by the stockholder. If this proxy is executed but no direction is given, such shares will be voted "FOR" Items 1 and 2.


                (Continued and to be signed on the reverse side)



                                                                                                    PLEASE MARK
                                                                                                     YOUR VOTES    [X]
                                                                                                      AS THIS


ITEM 1-Election of the following four Directors:                                  ITEM 2-Ratification of the appointment
William A. Teitelbaum, Theresa Carlise,                                           of Ernst & Young as independent auditors
Samuel S. Zacharias and Irwin B. Goldstein. A vote                                of the Company for the fiscal year ending
FOR includes discretionary authority to vote for a                                March 29, 1997.
substituted nominee if any of the nominees listed
becomes unable to serve or for good cause will not serve.

FOR All Nominees                     WITHHOLD                       (to withhold authority to vote      FOR    AGAINST    ABSTAIN
(except as shown                     AUTHORITY                       for one or more nominees, print    [  ]     [  ]       [  ]
to the right)                 to Vote for All Nominees             such nominee's or nominees'
  [  ]                                  [  ]                         name(s) on the line below).


                                                                            Please date and sign exactly as your name appears
                                                                            hereon and return in the enclosed envelope. If acting
                                                                            as attorney, executor, administrator, guardian or
                                                                            trustee, please so indicate with your full title
                                                                            when signing. If a corporation, please sign in full
                                                                            corporate name, by duly authorized officer. If shares
                                                                            are held jointly, each stockholder named should sign.


SIGNATURE(S)-------------------------------------------------------------------------------- DATE -----------------------------
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.